UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2014

FORMCAP CORP.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-28847 (Commission File Number)	1006772219 (IRS Employer Identification No.)

50 West Liberty Street, Suite 880 Reno, Nevada (Address of Principal Executive Offices )	89501 (Zip Code)

Registrant’s telephone number, including area code:   (775) 285-5775

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", “us", “our", the “Company" refer to Formcap Corp., a Nevada corporation.

ITEM 3.02 – PRESS RELEASE

FORMCAP COMPLETES 100% ACQUISITION OF COWLEY COUNTY OIL LEASES

“Acquisition of 2400 Acres Completed Drilling to Commence Q2-2014”

March 17, 2014 – Reno, NV – FormCap Corp. (“FormCap” or “the Company”) (OTCQB: FRMC) announced today that it has completed the acquisition of 2400 acres of prospective oil leases in Cowley County, Kansas.

Graham Douglas, CEO of FormCap reports that “its partners Kerr and Keta, technical advisors and operator will immediately map out decisions on drill site locations with an anticipated first drill during Q2-2014. “There are tremendous oil and gas opportunities to produce commercial light oil and gas in an environment of high crude oil prices and low finding and developing costs.”

FormCap has acquired a total of 2400 acres of prospective oil and gas leases for a total cost of four hundred and eighty thousand dollars ($480,000) from Kerr and Keta and owns 100% of the Leases (80% net revenue to FormCap; 20% freehold royalty), and will be operator. FormCap will have the option to purchase additional leases in Cowley County from Kerr and Keta under an Area of Mutual Interest (“AMI”), the terms of which are set forth in the Agreement. FormCap is required to drill one (1) well in each of the first two (2) years of the Lease term to maintain its interest in the Leases.

Significant quantities of oil and gas have been discovered and produced in Cowley County in recent years. The prospects for oil production are excellent with multi-zone potential for both vertical and horizontal development. In addition to the Mississippian, zones producing in this area include the Layton, Lansing-Kansas City, Bartlesville, Stalnaker and the Arbuckle. Reservoir properties are excellent with good porosity and permeability in thicker accumulations of hydrocarbons. Total depths of approximately 4,000 feet provide drilling time of approximately seven (7) days with completed wells costing about $500,000 per vertical well.

FormCap is actively engaged in identifying, financing and developing oil and gas energy resource properties in North America, including the development of the Cowley County, Kansas, Mississippi Prospect in Kansas. FormCap continues to review additional resource properties that combine positive elements of short-term exploration and development costs with high potential for long-term success and financial return.

Additional information can be found at the Company website: www.formcapcorp.com

On behalf of the Board of Directors,

FormCap Corp. (OTCQB: FRMC)

Signed: ‘Graham Douglas’

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2014 FORMCAP CORP

By: /s/ Graham Douglas

Graham Douglas

Chief Executive Officer